As filed with the Securities and Exchange Commission on July 22, 2026

No. 333-37443

No. 333-39641

No. 333-47905

No. 333-86185

No. 333- 93179

No. 333- 94303

No. 333-31014

No. 333-37622

No. 333-47992

No. 333-51474

No. 333-113814

No. 333-127053

No. 333-133772

No. 333-146550

No. 333-153743

No. 333-159603

No. 333-162342

No. 333-163416

No. 333-166633

No. 333-182240

No. 333-223028

No. 333-262768

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-37443

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-39641

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-47905

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-86185

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333- 93179

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333- 94303

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-31014

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-37622

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-47992

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-51474

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-113814

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-127053

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-133772

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-146550

Post-Effective Amendment No. 2 to Form S-3 Registration Statement No. 333-153743

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-159603

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-162342

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-163416

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-166633

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-182240

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-223028

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-262768

UNDER

THE SECURITIES ACT OF 1933

LightPath Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

86-0708398

(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(407) 382-4003

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Albert Miranda

Chief Financial Officer

LightPath Technologies, Inc.

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(407) 382-4003

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey E. Decker, Esq.

Suzanne K. Hanselman, Esq.

Baker & Hostetler LLP

200 South Orange Avenue

Orlando, Florida 32801

(407) 649-4000

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statements.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) related to the following Registration Statements on Form S-3 filed by Registrant (collectively, the “Registration Statements”), are being filed to withdraw and remove from registration the shares of Class A common stock, par value $0.01 per share (“Common Stock”) of LightPath Technologies, Inc. that had been registered under such Registration Statements, together with any and all other securities registered thereunder:

●

Registration Statement (File No. 333-37443), filed with the Securities and Exchange Commission (the “SEC”) on October 8, 1997, relating to the issuance and sale of (i) 1,840,000 units, each unit consisting of one Class B Warrant and one share of Common Stock (ii) 160,000 units, each unit consisting of one Class A Warrant, one Class B Warrant and one share of Common Stock, (iii) up to 1,000,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock and exercise of outstanding Class C Warrants and Class D Warrants, (iv) 839,000 Class B Warrants issuable upon exercise of outstanding Class A Warrants, and (v) 5,838,000 shares of Common Stock issuable upon exercise of the foregoing Class A Warrants and Class B Warrants;

●

Registration Statement (File No. 333-39641), filed with the SEC on November 6, 1997, registering the resale of up to an aggregate of 1,500,000 shares of Common Stock issuable upon the conversion of shares of Series B Preferred Stock and the exercise of outstanding Class E Warrants and Class F Warrants by the selling shareholders identified in the Registration Statement;

●

Registration Statement (File No. 333-47905), filed with the SEC on March 13, 1998, registering the resale of up to an aggregate of 1,750,000 shares of Common Stock issuable upon the conversion of 375 shares of Series C Preferred Stock and the exercise of 337,078 redeemable Class G Warrants and 58,427 redeemable Class H Warrants by the selling shareholders identified in the Registration Statement, as well as 8,490 shares of Common Stock issued to the placement agent identified therein;

●

Registration Statement (File No. 333-86185), filed with the SEC on August 30, 1999, registering the resale of up to an aggregate of 2,684,500 shares of Common Stock issuable upon the conversion of outstanding convertible debentures and upon the exercise of Class I and Class J warrants by the selling shareholders identified in the Registration Statement;

●

Registration Statement (File No. 333-93179), filed with the SEC on December 21, 1999, registering the resale of 240,000 shares of Common Stock issuable upon the exercise of Class G and Class H warrants by the selling shareholders identified in the Registration Statement;

●

Registration Statement (File No. 333-94303), filed with the SEC on January 10, 2000, registering the resale of up to an aggregate of 2,279,847 shares of Common Stock, consisting of: (i) 1,925,000 shares issuable upon conversion of outstanding Series F Preferred Stock and upon the exercise of Class K Warrants and Class L Warrants; (ii) 73,597 shares of Common Stock; and (iii) 281,250 shares issuable upon exercise of the Warrant held by Mr. Ripp;

●

Registration Statement (File No. 333-31014), filed with the SEC on February 24, 2000, registering the resale of 25,000 shares of Common Stock underlying options issued to the selling shareholder identified in the Registration Statement;

●

Registration Statement (File No. 333-37622), filed with the SEC on May 23, 2000, registering the resale of 2,011,934 shares of Common Stock issued to the selling shareholders identified in the Registration Statement;

●

Registration Statement (File No. 333-47992), filed with the SEC on October 16, 2000, registering the resale of up to an aggregate of 829,490 shares of Common Stock, consisting of: (i) 822,737 shares of Common Stock issued to the selling shareholders identified in the Registration Statement and (ii) 6,753 shares of Common Stock issuable upon exercise of a warrant to a the selling shareholder identified in the Registration Statement.

●

Registration Statement (File No. 333-51474), filed with the SEC on December 8, 2000, registering the resale of 1,672,000 shares of Common Stock underlying options issued to the selling shareholders identified in the Registration Statement;

●

Registration Statement (File No. 333-113814), filed with the SEC on March 22, 2004, registering the resale of up to an aggregate of 660,000 shares of Common Stock issued to the selling shareholders identified in the Registration Statement

●

Registration Statement (File No. 333-127053), filed with the SEC on July 29, 2005,  registering the resale of up to an aggregate of 490,000 shares of Common Stock issued to the selling shareholders identified in the Registration Statement;

●

Registration Statement (File No. 333-133772), filed with the SEC on May 3, 2006, registering the resale of up to an aggregate of 1,022,000 shares of Common Stock issued to the selling shareholders identified in the Registration Statement;

●

Registration Statement (File No. 333-146550), filed with the SEC on October 5, 2007, registering the resale of up to an aggregate of 1,120,000 shares of Common Stock issued to the selling shareholders identified in the Registration Statement;

●

Registration Statement (File No. 333-153743), filed with the SEC on September 30, 2008, registering the resale of up to an aggregate of 3,428,264 shares of Common Stock issuable upon the exercise of warrants issued to the selling shareholders identified in the Registration Statement, as amendment by Amendment No. 1 filed on October 14, 2008 and Post-Effective Amendment No. 1 filed on March 11, 2009, which registered an additional 561,480 shares of Common Stock;

●

Registration Statement (File No. 333-159603), filed with the SEC on May 29, 2009, registering the resale of up to an aggregate of 651,473 shares of Common Stock issuable upon the exercise of warrants issued to the selling shareholders identified in the Registration Statement;

●

Registration Statement (File No. 333-162342), filed with the SEC on October 5, 2009, registering the resale of up to an aggregate of 1,948,250 shares of Common Stock issuable upon the exercise of warrants issued to the selling shareholders identified in the Registration Statement;

●

Registration Statement (File No. 333-163416), filed with the SEC on December 1, 2009, registering the resale of up to an aggregate of 26,455 shares of Common Stock issued to the selling shareholder identified in the Registration Statement;

●

Registration Statement (File No. 333-166633), filed with the SEC on May 7, 2010, registering the resale of up to an aggregate of 558,506 shares of Common Stock issuable upon the exercise of warrants issued to the selling shareholders identified in the Registration Statement;

●

Registration Statement (File No. 333-182240), filed with the SEC on June 20, 2012, registering the resale of up to an aggregate of 3,401,744 shares of Common Stock issuable upon the exercise of warrants issued to the selling shareholders identified in the Registration Statement;

●

Registration Statement (File No. 333-223028), filed with the SEC on February 14, 2018, registering the resale of up to an aggregate of 967,208 shares of Common Stock issued to the selling shareholders identified in the Registration Statement; and

●

Registration Statement (File No. 333-262768 ), filed with the SEC on February 16, 2022, registering (i) the offering, issuance and sale by the Company of up to $75,800,000 of Common Stock, warrants and units and (ii) the offering, issuance and sale by the Company of up to $25,200,000 of Common Stock pursuant to a sales agreement, between the Company and A.G.P./Alliance Global Partners.

These Post-Effective Amendments to the Registration Statements are being filed in order to deregister all shares of Common Stock that were registered under the Registration Statements and remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities. After giving effect to this Post-Effective Amendment, there will be no remaining securities registered by the Registrant pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on July 22, 2026.

LightPath Technologies, Inc.

By:	/s/ Albert Miranda
Name:	Albert Miranda
Title:	Chief Financial Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.